CONTRIBUTION AND DISTRIBUTION AGREEMENT


         CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of April [ ], 2000 (this "Agreement") between Besicorp Ltd. ("Besicorp"), a New York corporation, and WOM, Inc. ("WOM"), a New York corporation and a wholly owned subsidiary of Besicorp.

                               W I T N E S S E T H

                  WHEREAS, Besicorp Group, Inc. ("Old Besicorp"), BGI Acquisition LLC ("BGI Parent"), and BGI Acquisition Corp. ("BGI Sub"), a New York corporation and a wholly owned subsidiary of BGI Parent, are parties to an agreement and plan of merger dated November 23, 1998 (as amended, the "Prior Plan of Merger"), providing for the merger of BGI Sub and Old Besicorp (the "Prior Merger") with Old Besicorp being the surviving corporation;

                  WHEREAS, in connection with the Prior Merger, a class action (the "Prior Merger Litigation") was commenced on March 5, 1999 in the United States District Court (the "Court") for the Southern District of New York;

                  WHEREAS, in connection with the Prior Merger Litigation, on March 18, 1999 the Court issued an order (the "Prior Merger Order"), which order, among other things, required Old Besicorp to assign to Besicorp (the "Prior Bansbach Assignment") the contingent assets and liabilities comprising Old Besicorp's interests in a shareholder derivative action commenced in August 1997 in the New York Supreme Court, Ulster County, entitled John Bansbach v. Michael F. Zinn, Michael J. Daley, Gerald A. Habib, Harold Harris, Richard E. Rosen, and Besicorp Group Inc., (the "Bansbach Litigation");

                  WHEREAS, following the issuance of the Prior Merger Order and in connection with the Prior Merger, Old Besicorp and Besicorp entered into a contribution and distribution agreement dated as of March 22, 1999 (the "Prior Contribution Agreement") whereby, among other things, Old Besicorp assigned to Besicorp the contingent assets and liabilities comprising Old Besicorp's interests in the Bansbach Litigation;

                  WHEREAS, Besicorp, Besicorp Holdings, Ltd. ("Parent"), a New York corporation, and Besi Acquisition Corp. ("Merger Sub"), a New York corporation and a wholly owned subsidiary of Parent, are parties to an Amended and Restated Agreement and Plan of Merger dated November 24, 1999 (as amended, the "Plan of Merger") (all capitalized terms defined therein and not defined herein shall have the meanings provided in the Plan of Merger), providing for the merger of Merger Sub and Besicorp (the "Merger") with Besicorp being the surviving corporation (the "Surviving Corporation");

                  WHEREAS, it is a condition precedent to the Merger that prior to the Effective Date (as defined in the Plan of Merger) (i) Besicorp contribute (as defined below) to WOM the interests in the Bansbach Litigation that Besicorp received pursuant to the Prior Contribution Agreement as

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a result of the Prior  Merger Order  (subject to WOM's  agreement to return such interests upon the occurrence of a Prior Merger Order Reversal (as defined below)) (the "Contributed Assets") and (ii) WOM assume all of the liabilities Besicorp assumed as a result of its acquisition from Old Besicorp of Old
Besicorp's   interests  in  the  Bansbach   Litigation  pursuant  to  the  Prior
Contribution Agreement (subject to Besicorp's agreement to re-assume such liabilities upon the occurrence of a Prior Merger Order Reversal) (the "Contributed Liabilities;" collectively such contribution of Contribution Assets and assumption of Contributed Liabilities is referred to as the "Contribution"), all as more particularly set forth below. A "Prior Merger Order Reversal" means a reversal, revocation or other action, however designated, which nullifies such part of the Prior Merger Order that required the Prior Bansbach Assignment so long as such reversal, revocation or other action is subject to no further appeal.

                  WHEREAS, it is also a condition precedent to the Merger that following such Contribution and prior to the Effective Date, Besicorp distribute on a pro rata basis to the holders of shares of common stock, par value $.01 per share, of Besicorp (the "Besicorp Common Stock") all of the outstanding shares of common stock, par value $.01 per share, of WOM (the "WOM Common Stock"), so that following the distribution of such shares of WOM Common Stock, Besicorp will own no shares of capital stock of WOM;

                  WHEREAS, it is the intention of the parties that in order to effectuate the foregoing, a distribution shall be effected to each holder of record of Besicorp Common Stock as of the Distribution Date (as defined below) of one share of WOM Common Stock for each share of Besicorp Common Stock held of record by such holder on such date (such distribution is hereinafter referred to as the "Distribution," and together with the Contribution is hereinafter referred to as the "Spin-Off");

                  WHEREAS, it is the intention of the parties that following the Spin-Off, Besicorp will retain all of its businesses (the "Retained Businesses"), all of its assets other than the Contributed Assets (the "Retained Assets") and all of its liabilities other than the Contributed Liabilities (the "Retained Liabilities");

                  WHEREAS, the Board of Directors of Besicorp has determined that it is appropriate and desirable that Besicorp effectuate the Spin-Off and that the Spin-Off will not make Besicorp insolvent; and

                  WHEREAS, the Board of Directors of WOM has determined that it is appropriate and desirable that WOM agree to the Contribution;

                  NOW THEREFORE, in consideration of the mutual agreements contained herein and in the other agreements and instruments executed in connection with this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                            1. CONTRIBUTION OF ASSETS

1.1      Contribution of Assets.

         On the Contribution Date (as defined below), subject to the satisfaction or waiver of the conditions provided for pursuant to Article 5 hereto, Besicorp shall contribute, convey, assign, transfer and deliver (collectively, "contribute") to WOM all of Besicorp's right, title and interest in the Contributed Assets.

1.2      Assumption of Liabilities.

         On the Contribution Date, subject to the conditions of this Agreement, WOM shall assume and agree to pay and discharge when due all of the Contributed Liabilities.

1.3      The Retained Liabilities.

         Besicorp shall retain, and be responsible for the performance of, all of the Retained Liabilities.

1.4      Issuance of Additional Shares of WOM Common Stock.

         On the Contribution Date, WOM shall issue to Besicorp such number of shares of WOM Common Stock as shall be required in order that (i) Besicorp shall be able to effect the Distribution on the Distribution Date and (ii) after such Distribution Besicorp shall no longer own any shares of WOM Common Stock.

1.5      Assets Being Contributed "AS IS WHERE IS".

         The Contributed Assets are being transferred AS IS, WHERE IS, WITH ALL FAULTS. Besicorp makes no express or implied warranty of any kind whatsoever to WOM or any other party, including, without limitation, any representation as to the value of any of the Contributed Assets or the future profitability or future earnings performance of the Contributed Assets. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. The parties hereto agree that with respect to the Contributed Assets the exclusive remedy of the parties for any claim regarding the Contributed Assets shall be made under the terms of this Agreement, and the Escrow Agreement dated as of March 22, 1999 by and among Old Besicorp, Besicorp, BGI Parent and BGI Sub, as amended by Amendment No. 1 (the "Escrow Agreement Amendment") dated as of February 23, 2000 by and among Old Besicorp, Besicorp, BGI Parent and WOM (as amended by the Escrow Agreement Amendment, the "Escrow Agreement"). Without limiting the generality of the preceding sentence, no legal action sounding in tort, strict liability or under securities laws may be maintained by WOM against Besicorp with respect to any of the Contributed Assets, except those that arise out of Besicorp's breach of this Agreement.

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1.6      Release.

         In consideration of the Contributed Assets, WOM hereby irrevocably releases, remises and forever discharges Besicorp, its successors and assigns, and their respective parents, subsidiaries, officers, directors, partners, members, managers, shareholders, representatives and employees (collectively, the "Released Parties"), of and from any and all manner of rights to indemnification or contribution, claims, actions, debts, liens, contracts, agreements, obligations, promises, liabilities, accounts, rights, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs) ("Claims") of any nature whatsoever, whether known or unknown, in law or in equity, in contract or in tort, known or unknown, fixed or contingent, or otherwise, including under the New York Business Corporation Law, which WOM or any of its subsidiaries following the Spin-Off, now has or ever had or hereafter can, shall or may have against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to and including the date of the Spin-Off, with respect to the Contributed Assets, the Contributed Liabilities and the Contribution.


                                 2. DISTRIBUTION

2.1      Cooperation Prior to the Distribution.

         As promptly as practicable after the date hereof and prior to the commencement of business on the Distribution Date, the Company and WOM shall take all such action as may be necessary or appropriate to effect the Distribution, including without limitation the specific actions set forth in
Section 2.2 or Section 2.3 as applicable, so that the Distribution shall be effective as of the Distribution Date.

2.2      Actions by WOM Prior to the Distribution.

         As promptly as practicable after the date hereof and prior to the commencement of business on the Distribution Date:

         (a) WOM shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form 10-SB, or such other form as may be appropriate (the "Form 10"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, to register the WOM Common Stock, and shall take all reasonable action to cause the Form 10 to become effective as promptly as

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

possible. The Form 10 shall contain, or otherwise provide the basis for, an information statement (the "Information Statement"), to be delivered to holders of record of Besicorp Common Stock on the Distribution Date (the "Eligible Holders").

         (b) WOM shall amend its certificate of incorporation, if necessary, and take all other corporate action, including without limitation, the obtaining of all necessary authorizations, so that WOM will have authorized and issued and outstanding a sufficient number of shares of WOM Common Stock to effectuate the Distribution.

         (c) WOM shall make all necessary arrangements to obtain a transfer agent and registrar (the "Transfer Agent") for the WOM Common Stock.

2.3      Actions by Besicorp Prior to the Distribution.

         As promptly as practicable after the date hereof and prior to the commencement of business on the Distribution Date:

         (a) Besicorp shall take all necessary corporate action, including, without limitation, the obtaining of all necessary authorizations and the declaring of the Distribution with a record date to be the Distribution Date (the "Record Date"), in order to distribute the WOM Common Stock pursuant to the Distribution.

         (b) Besicorp shall take all reasonable actions as the Transfer Agent may request in order that the Transfer Agent shall serve as the distribution agent (the "Distribution Agent") for the Distribution and shall instruct the Distribution Agent in a timely manner (the "Instruction") to, and use its best reasonable efforts to cause the Distribution Agent to, (i) distribute the Information Statement to the Eligible Holders prior to the Distribution and (ii) distribute to each Eligible Holder promptly after the Distribution Date certificates for the shares of WOM Common Stock issued to him pursuant to the Distribution.

         (c) Besicorp shall deliver as many copies of the Information Statement to the Distribution Agent as the Distribution Agent reasonably requests, which delivery shall occur in a timely manner so that the Distribution Agent can distribute the Information Statement to the Eligible Holders prior to the Distribution.

         (d) Besicorp shall deliver prior to the Distribution a sufficient number of shares of WOM Common Stock in order to effect the Distribution.

         (e) Besicorp shall cause WOM to take all necessary action in order to comply with the Distribution, including but not limited to, the actions contemplated by Section 2.2.

         (f) Besicorp shall inform the Transfer Agent at the time of the Distribution of such information that the Transfer Agent shall reasonably require in order (i) to place appropriate legends on all shares of WOM Common

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

Stock subject to restrictions on transferability, which includes all shares of WOM Common Stock issued on account of shares of Besicorp Common Stock ("Besicorp Restricted Shares") issued pursuant to Besicorp's 1999 Incentive Plan (the "Plan"), and (ii) to cause the shares of WOM Common Stock issued on account of the Besicorp Restricted Shares to be held by the escrow agent for the Besicorp Restricted Stock (the "Besicorp Restricted Stock").

         (g) Besicorp shall arrange to have any shares of WOM Common Stock issued to Martin Enowitz as a result of the Distribution held in escrow by the Transfer Agent along with the other assets the Transfer Agent is holding on account of the dispute regarding 100,000 shares of common stock of Old Besicorp that were issued to Mr. Enowitz.


                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1      Cooperation Prior to the Spin-Off.

         As promptly as practicable after the date hereof, Besicorp and WOM shall take all such action as may be necessary or appropriate to effect the Spin-Off.

3.2      Escrow Agreement.

         The parties hereto represent and warrant that Besicorp, BGI Parent, Old Besicorp and WOM executed and delivered the Escrow Agreement Amendment and that such Amendment will be effective at the time of the Spin-Off.

3.3      Spin-Off Costs.

         Besicorp shall pay all of the fees and expenses incurred in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of the Spin-Off, and the effectuation of the transactions contemplated thereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses (the "Spin-Off Costs").

3.4      Further Assurances.

         In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to effectuate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to obtain the consents and approvals, to enter into any amendatory agreements and to make the filings and applications necessary or desirable in order to effectuate the transactions contemplated by this Agreement; provided, however, that no party shall be required to qualify in any jurisdiction in which it is not currently qualified.

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

                     4. POST CLOSING AGREEMENTS AND ACTIONS

4.1      Authorizations.

         Without limiting in any respect the right, title and interest in and to the Contributed Assets to be acquired by WOM hereunder, effective upon the Contribution Closing, Besicorp hereby irrevocably authorizes WOM, and its successors and assigns: to demand and receive, from time to time, any and all of the Contributed Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of Besicorp, or otherwise, any and all proceedings at law, in equity or otherwise, which WOM shall deem expedient or desirable. Besicorp further agrees that WOM shall retain for its own account any amounts collected pursuant to the foregoing authorization, and Besicorp agrees to pay to WOM, if and when received, any amounts which shall be received by it after the Contribution Date in respect of any of the Contributed Assets. Without limiting in any respect Besicorp's right, title and interest in and to the Retained Assets, effective upon the Contribution Closing, WOM hereby irrevocably authorizes Besicorp, and its successors and assigns: to demand and receive, from time to time, any and all of the Retained Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of WOM, or otherwise, any and all proceedings at law, in equity or otherwise, which Besicorp shall deem expedient or desirable. WOM further agrees that Besicorp shall retain for its own account any amounts collected pursuant to the foregoing authorization, and WOM agrees to pay to Besicorp, if and when received, any amounts which shall be received by WOM after the Contribution Date in respect of the Retained Assets.

4.2      Correspondence.

         Besicorp shall deliver to WOM any mail which relates to WOM, the Contributed Assets or the Contributed Liabilities which is delivered to and received by Besicorp or any of its subsidiaries. WOM shall deliver to Besicorp any mail which relates to Besicorp, the Retained Assets or the Retained Liabilities which is delivered to and received by WOM.

4.3      Use of Besicorp's employees and offices.

         WOM has no employees and no facilities and does not intend to engage any employees or obtain any facilities. Instead Besicorp shall at the sole cost of Besicorp (i) provide WOM with the services of Besicorp's employees (including its officers and consultants but excluding Besicorp's accountants and attorneys) to the extent that WOM, in its sole discretion, determines is reasonably necessary and (ii) allow WOM to use Besicorp's facilities, including its offices located at 1151 Flatbush Road, Kingston, New York to the extent that WOM, in its sole discretion, determines is reasonably necessary.

4.4      Prior Merger Order Reversal.

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
         The parties hereto agree that if there is a Prior Merger Order Reversal, the Contributed Assets and the Contributed Liabilities shall be returned immediately to Besicorp and the Contribution shall be unwound to the fullest extent possible so as to return the parties to the positions that they would have been in if the Contribution had never occurred.


              5. THE CONTRIBUTION - CLOSING AND CLOSING CONDITIONS

5.1      Contribution Closing and Contribution Date.

         Subject to Sections 5.4, 5.5, 5.6 and 5.7, the closing of the transactions contemplated by Article 1 of in this Agreement (the "Contribution Closing") shall take place at 10:00 A.M. local time on the first business day after the date when all of the conditions required pursuant to Sections 5.4, 5.5, 5.6 and 5.7 to be satisfied prior to the Contribution Closing have been satisfied or waived, or such other time after all of the conditions required pursuant to Sections 5.4, 5.5, 5.6 and 5.7 to be satisfied prior to the Contribution Closing have been satisfied or waived (the "Contribution Date"), and at such place as shall be agreed upon by the parties.

5.2      Besicorp Deliveries at the Contribution Closing.

         At the Contribution Closing, Besicorp shall execute and deliver to WOM:

         (a) one or more bills of sale and instruments of assignment duly executed by Besicorp; and

         (b) all such other conveyances, deeds, assignments, confirmations, powers of attorney, and other instruments, duly executed by Besicorp, as WOM shall determine are necessary, expedient or proper in order to effectuate the contribution of the Contributed Assets as contemplated hereby.

5.3      WOM Deliveries at the Contribution Closing.

         At the Contribution Closing, WOM shall execute and deliver to Besicorp;

         (a) all such assumptions, confirmations, releases, indemnifications and other instruments, duly executed by WOM, as Besicorp shall determine are necessary or proper in order to evidence the assumption of the Contributed Liabilities;

         (b) a certificate for such a number of shares of WOM Common Stock as shall be required pursuant to Section 1.4 hereof.

5.4      General Conditions to the Contribution.

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

         The respective obligations of each party hereto to effectuate the Contribution and to perform all other obligations set forth herein, other than the effectuation of the Distribution, are subject to (i) the satisfaction or waiver (as provided for therein) of all of the conditions set forth in Section
5.1 of the Plan of Merger and (ii) the absence of a Prior Merger Order Reversal.

5.5      Conditions to the Obligations of Besicorp to the Contribution.

         The obligations of Besicorp to effectuate the Contribution and to perform all other obligations set forth herein, other than the effectuation of the Distribution, are subject to the satisfaction or waiver of the condition that WOM shall have effected its assumption of the Contributed Liabilities, as contemplated in Section 1.2 hereto.

5.6      Conditions to the Obligations of WOM to the Contribution.

         The obligations of WOM to effectuate the transactions contemplated herein, other than the Distribution, and to perform all other obligations set forth herein (other than those relating to the Distribution) are subject to the satisfaction or waiver of the condition that Besicorp shall have contributed to WOM the Contributed Assets, as contemplated in Section 1.1 hereto.

5.7      Other Approvals.

         All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or waiting periods imposed by, any governmental entity or other public or private entity necessary to effectuate the Contribution, including the Contribution of the Contributed Assets and the assumption of the Contributed Liabilities, or the failure of which to obtain would have a material adverse effect on either WOM or Besicorp, shall have been filed, occurred, or been obtained prior to the Contribution.

              6. THE DISTRIBUTION - CLOSING AND CLOSING CONDITIONS

6.1      Distribution Closing and Distribution Date.

         Subject to Section 6.4, the closing of all of the transactions completed by this Agreement (other than those contemplated by Article 1 of this Agreement) (the "Distribution Closing") shall take place at 10:00 A.M. local time on the first business day after the date when all of the conditions required pursuant to Section 6.4 to be satisfied prior to the Distribution Closing have been satisfied or waived, or such other time after all of the conditions required pursuant to Article 6 to be satisfied prior to the Distribution Closing have been satisfied or waived (the "Distribution Date") and at such place as shall be agreed upon by the parties.

6.2      Company Deliveries at the Distribution Closing.

         At the Distribution Closing, Besicorp shall execute and deliver to WOM:

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         (a)  certificate of an officer of Besicorp  indicating  that the Record
Date has occurred, the Distribution has commenced, the Instruction has been delivered and all of the actions to be taken by Besicorp prior to the Distribution pursuant to this Agreement have been taken; and

         (b) all such documents and other instruments as WOM shall reasonably require to effectuate the Distribution or as evidence of Besicorp's compliance with all of the conditions precedent to the Distribution.

         In addition at the Distribution Closing, Besicorp shall deliver to the Distribution Agent the share certificates evidencing all of the shares of WOM Common Stock held by Besicorp immediately prior to the Distribution Closing.

         6.3      WOM Deliveries at the Distribution Closing.

          At  the  Distribution  Closing,  WOM  shall  execute  and  deliver  to
Besicorp:

                  (a) a certificate of an officer of WOM indicating that all of the actions to be taken by WOM prior to the Distribution pursuant to the Distribution pursuant to this Agreement have been taken; and

                  (b) all such documents and other instruments as Besicorp shall reasonably require from WOM to effectuate the Distribution or as evidence of WOM's compliance with all its conditions precedent to the Distribution.

         In  addition  at the  Distribution  Closing,  WOM shall  deliver to the
Distribution   Agent  the  share   certificates   necessary  to  effectuate  the
Distribution.

         6.4      General Conditions to the Distribution.

         The respective obligations of each party hereto to effectuate the Distribution and to perform all other obligations pursuant to Article 3 hereto are subject to (i) the effectuation of the Contribution, (ii) the Form 10-SB being effective and no stop order with respect thereto being in effect, (iii) the absence of a Prior Merger Order Reversal and (iv) the satisfaction or waiver (as provided for therein) of all of the conditions set forth in Section 5.1 of the Plan of Merger.


                            7. ACCESS TO INFORMATION

7.1      Cooperation with Respect to Government Filings and Reports.

         Each of Besicorp and WOM agrees to provide the other party (at the sole expense of Besicorp) with access during reasonable business hours and for a reasonable business purpose and such cooperation and information, including, but not limited to, all records, books, contracts,

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

instruments, computer data and other data, including all historical financial and tax information, and personnel with relevant knowledge of such information, as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing, contemplated by this Agreement or in conducting any other government proceeding relating to pre-Distribution events. Such cooperation and information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any government authority to the appropriate party. Each party shall make its employees and facilities (if any) available during normal business hours and on reasonable prior notice shall provide explanation of any documents or information provided hereunder. Each of Besicorp and WOM waives to the fullest extent permitted any attorney-client privilege that would restrict such cooperation and information.

7.2      Cooperation with Confidentiality.

         Each of Besicorp and WOM agrees to use its best efforts to protect the confidentiality of all non-public information, attorney-client privileged information, attorney work product information and other privileged information concerning the other party and neither party shall waive any claim that information is privileged without the written consent of the other party.


                                8. MISCELLANEOUS

8.1      Termination.

         This Agreement may be terminated at any time by mutual written consent of Besicorp and WOM. This Agreement shall terminate upon the occurrence of a Prior Merger Order Reversal before this Distribution. This Agreement shall terminate upon termination of the Plan of Merger prior to the Merger. If this Agreement is terminated after the Contribution but before the Distribution on account of the termination of the Plan of Merger prior to the Merger or the occurrence of a Prior Merger Order Reversal, the parties hereto agree to use their best efforts to promptly, to the extent practical, unwind the Contribution.

8.2      Entire Agreement.

         This Agreement, together with the schedules and exhibits hereto, sets forth the entire understanding of the parties with respect to its subject matter and supersedes all prior understandings of the parties hereto with respect to its subject matter.

8.3      No Third Party Rights.

         No person or entity other than the parties hereto, including, but not limited to, any former or present employee of WOM or Besicorp (including, without limitation, any assignee or beneficiary thereof) shall have any rights with respect to any obligations of any entity under this Agreement

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

(including, without limitation, the documents and instruments referred to herein), and nothing in this Agreement (including, without limitation, Article 1 hereof and the documents and instruments referred to herein), expressed or implied, is intended to confer on any such employee any rights or remedies.

8.4      Amendments; Waivers.

         This Agreement (including the Schedules and Exhibits hereto) may be amended by the parties at any time. Any such amendment shall be in writing signed on behalf of the party or parties to be charged. At any time prior to the Distribution Date, either Besicorp or WOM may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver of any party to this Agreement or otherwise shall not constitute a waiver of any future breach of such provision or any other provision.

8.5      Communications.

         All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or similar overnight courier to,
(ii) or the fourth day (other than Sundays or holidays during which there are no regular postal deliveries) after being deposited in any United States Post Office enclosed in a postage prepaid registered or certified envelope addressed to, or (iii) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) to, the party for whom intended, at the address, or telecopier number for such party set forth below, or to such other address, or telecopier number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address, or telecopier number shall be effective only upon receipt.

         If to Besicorp:

                  Besicorp Ltd.
                  1151 Flatbush Road
                  Kingston, New York 12401
                  Attention: Michael F. Zinn
                  Fax: (914) 336-7172

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


         If to WOM:

                  WOM, Inc.
                  1151 Flatbush Road
                  Kingston, New York 12401
                  Attention: Frederic M. Zinn, Esq.
                  Fax: (914) 336-7172


8.6      Successors and Assigns.

         This Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors (including, after the Effective Time, the Surviving Corporation as the successor to Besicorp) and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. Neither party may assign its rights or delegate its obligations under this Agreement without the express written consent of the other party.

8.7      Governing Law; Jurisdiction.

         This agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law principles. Each of the parties hereto expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court and to the jurisdiction of any other competent court of the State of New York located in the County of Ulster, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated herein and agrees not to commence any litigation relating thereto except in such courts. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated herein to which any of them may be entitled by reason of its present or future domicile. The parties agree that service of process may be made by U.S. registered mail, return receipt requested, to a party at its address set forth in Section 8.5. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

8.8      Savings Clause.

         If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

8.9      Expenses.

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

         Except as otherwise provided herein, Besicorp shall bear all of the fees and expenses incurred in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement, and the effectuation of the transactions contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

8.10     Counterparts.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.11     Construction.

         Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all Schedules and Exhibits hereto, and references herein to Articles, Sections, Schedules and Exhibits are to the articles, sections, schedules and exhibits of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the other where the context so indicates.

8.12     No Limitation on Plan of Merger.

         Notwithstanding any implication to the contrary which may be implied from this Agreement, nothing in this Agreement shall be deemed to limit any of the Surviving Corporation's rights or responsibilities set forth in the Plan of Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      WOM, Inc.

                                      By: /s/ Michael F. Zinn
                                          ------------------------
                                              Name: Michael F Zinn
                                              Title: President

                                       Besicorp Ltd.

                                      By: /s/ Frederic M Zinn
                                        ---------------------
                                       Name: Frederic M. Zinn
                                       Title: Senior Vice President

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